Exhibit 10.3

STOCK ISSUANCE AGREEMENT

This Agreement is made on the 28th day of September 2007, by and between DAVID M. DEMEDIO (“DeMedio”), and USA TECHNOLOGIES, INC., a Pennsylvania corporation (“USA”).

Background

On February 12, 2007, USA adopted a Long-Term Equity Incentive Program (the “Plan”). Pursuant to the Plan, DeMedio has earned 20,580 shares of Common Stock of USA (the “Plan Shares”) on account of the 2007 fiscal year. The Plan Shares have not yet been issued to DeMedio. As more fully set forth herein, the parties desire to make arrangements for the issuance of the Plan Shares to DeMedio and for the satisfaction of USA’s withholding obligations in respect of these shares.

Agreement

NOW, THEREFORE, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.           As of the date hereof, USA shall issue to DeMedio an aggregate of 20,580 shares which represent the Plan Shares earned by DeMedio for the 2007 fiscal year.

2.           USA shall instruct its transfer agent to issue the Plan Shares as of the date hereof. The certificates representing the Plan Shares shall be subject to stop transfer instructions and shall bear the following restrictive legends:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR JURISDICTION, IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS. THE SALE OR OTHER DISPOSITION OF THESE SECURITIES IS PROHIBITED UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH SALE OR DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR JURISDICTION. BY ACQUIRING THESE SECURITIES, THE HOLDER REPRESENTS THAT THE HOLDER HAS ACQUIRED SUCH SECURITIES FOR INVESTMENT PURPOSES ONLY AND THAT THE HOLDER WILL NOT SELL OR OTHERWISE DISPOSE OF THESE SECURITIES WITHOUT REGISTRATION OR COMPLIANCE WITH THE AFORESAID ACTS AND THE RULES AND REGULATIONS ISSUED THEREUNDER.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CANCELLATION PURSUANT TO THE TERMS OF A CERTAIN STOCK ISSUANCE AGREEMENT DATED SEPTEMBER 28, 2007 ENTERED INTO BY THE CORPORATION AND THE INITIAL HOLDER HEREOF, A COPY OF WHICH AGREEMENT MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE PRINCIPAL OFFICE OF THE CORPORATION, OR FURNISHED BY THE CORPORATION TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST WITHOUT CHARGE.

3.           DeMedio agrees that, on or before December 31, 2007, DeMedio shall satisfy all applicable federal, state and local income and other tax withholding obligations of USA in connection with the Plan Shares earned by him on account of the 2007 fiscal year through either: (a) the delivery by DeMedio to USA of the amount of the withholding tax obligations, or (b) the cancellation of a portion of the shares issued to DeMedio hereunder by that number of shares having a value equal to the withholding tax obligations required to be withheld by law.

4.           The implementation and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws rules.

5.           The rights and obligations of both parties under this Agreement shall inure to the benefit of and shall be binding upon their personal representatives, heirs, successors and assigns.

6.           This Agreement may only be modified by an agreement in writing executed by both USA and DeMedio.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Issuance Agreement on the day and year first above written.

/s/ David M. Demedio
DAVID M. DEMEDIO

USA TECHNOLOGIES, INC.

By:	/s Stephen P. Herbert
Stephen P. Herbert, President